As filed with the Securities and Exchange Commission on April 16, 2003

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Paradyne Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 annual meeting of stockholders of Paradyne Networks, Inc., which will be held on May 19, 2003 at 10:00 a.m., local time, at our corporate headquarters, 8545 126th Avenue North, Largo, Florida 33773.

At the annual meeting, stockholders will be asked to vote on the following matters:

•	the election of two directors to serve until the 2006 annual meeting of stockholders; and

•	such other business as properly may come before the annual meeting or any adjournments or postponements of the annual meeting.

The above matters are described in the accompanying proxy statement. It is important that your stock be represented at the meeting regardless of the number of shares you hold and whether you plan to attend the meeting. You can submit your proxy voting instructions via the Internet, by touch-tone telephone or by marking and returning the enclosed proxy card. The method by which you vote by proxy now will not limit your right to vote at the meeting if you decide to attend in person. If you do attend and wish to vote in person, you may simply revoke your proxy at the meeting.

If you plan to attend the meeting, please let us know when you vote via the Internet or by touch-tone telephone or when you return your proxy card. If your shares are not registered in your name (i.e., they are held in “street name” by a bank or brokerage firm) and you would like to attend the meeting, please ask the broker, bank or other nominee holding the shares to provide you with evidence of your share ownership so that you may be admitted to the meeting. Additionally, if you are a “street name” stockholder who wishes to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

Sincerely,

/s/ SEAN E. BELANGER
Sean E. Belanger
President and Chief Executive Officer

Paradyne Networks, Inc.

8545 126th Avenue North

Largo, Florida 33773

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2003

10:00 A.M., EASTERN TIME

NOTICE HEREBY IS GIVEN that the 2003 annual meeting of stockholders of Paradyne Networks, Inc. will be held at our corporate headquarters, 8545 126th Avenue North, Largo, Florida 33773, on Monday, May 19, 2003 at 10:00 a.m., local time. The purpose of the meeting is for the stockholders to consider and vote upon:

•	the election of two directors to serve until the 2006 annual meeting of stockholders; and

•	such other business as properly may come before the annual meeting or any adjournments or postponements of the annual meeting.

Information relating to these matters is set forth in the attached proxy statement. Only stockholders of record at the close of business on March 28, 2003 are entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof. A list of those stockholders entitled to vote at the annual meeting will be available for inspection during normal business hours from May 9, 2003, through the time of the annual meeting on May 19, 2003 at our principal offices at 8545 126th Avenue North, Largo, Florida, for any purposes germane to the meeting. The list of stockholders will also be provided and kept at the location of the annual meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

All shares represented by properly completed and submitted proxies that are not revoked before they are voted at the annual meeting will be voted in accordance with the specifications of the proxy. If no such specifications are made, proxies will be voted FOR the election of the directors nominated by the board of directors and FOR any adjournment or postponement of the annual meeting. If you attend the annual meeting, you may vote in person if you wish, even though you have previously returned your proxy or submitted your vote using the telephone or the Internet. Action may be taken on the proposals set forth above at the annual meeting specified above or any dates to which the annual meeting may be adjourned or postponed.

By order of the board of directors,

/s/ PATRICK M. MURPHY
Patrick M. Murphy Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Largo, Florida

April 16, 2003

PROXY STATEMENT

* The indicated sections do not constitute soliciting material and should be not deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that we specifically incorporate any such section by reference thereon.

NOTE: We have mailed a copy of our 2002 Annual Report, which contains a copy of our 2002 Form 10–K/A report to the Securities and Exchange Commission, to our stockholders together with these proxy materials.

ii

PARADYNE NETWORKS, INC.

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2003

The board of directors of Paradyne Networks, Inc., a Delaware corporation, is furnishing this proxy statement to solicit your proxy for the voting of your shares at the 2003 annual meeting of stockholders and at any adjournments or postponements thereof. We will hold the annual meeting on Monday, May 19, 2003 at 10:00 a.m., local time, at our corporate headquarters, 8545 126th Avenue North, Largo, Florida 33773.

We are mailing this proxy statement and the accompanying proxy card to stockholders on or about April 16, 2003.

VOTING

General

The securities that can be voted at the annual meeting consist of common stock, $.001 par value per share. Each share of common stock entitles its holder to cast one vote on each matter submitted to the stockholders at the annual meeting.

The record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting has been fixed by the board of directors as the close of business on March 28, 2003. On the record date, 42,862,443 shares of common stock were outstanding and eligible to be voted at the annual meeting.

Quorum and Vote Required

A majority of our shares outstanding and entitled to vote on the record date must be represented, either in person or by proxy, to constitute a quorum at the annual meeting. The proposal to elect two directors to serve until the 2006 annual meeting must be approved by a plurality of the votes represented at the annual meeting and entitled to be cast on the proposal.

As of March 31, 2003, our directors and executive officers and their affiliates beneficially owned approximately 36% of the shares of our common stock outstanding and entitled to vote.

Proxies

All shares of our common stock represented by properly submitted proxies or voting instructions received before or at the annual meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly submitted proxy or voting instruction, the shares will be voted FOR the election of the director nominees named in the Proposal and to approve those other matters that may properly come before the annual meeting at the discretion of the persons named in the proxy. You are urged to indicate how to vote your shares by marking the boxes on the proxy card or the voting instruction card or by following the instructions if submitting your proxy or voting instructions by telephone or the Internet.

If a stockholder submits a properly executed proxy or voting instruction and the stockholder has withheld authority from voting on the election of a directors to serve until the 2006 annual meeting, the common stock represented by the proxy or voting instruction will be considered present at the annual meeting for purposes of determining a quorum but will have no effect on the outcome of the nominee election.

If your shares are held in an account at a brokerage firm or bank, you should instruct them on how to vote your shares. New York Stock Exchange rules determine whether proposals presented at stockholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner. If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on the proposal because the proposal is not routine and the owner does not provide any instructions. The New York Stock Exchange has informed us that the election of a director is a routine item. As to the proposal to elect a director to serve until the 2006 annual meeting, your broker or bank will have discretionary authority to vote on your behalf if you do not provide instructions on how to vote.

Our annual meeting may be adjourned or postponed in order to permit further solicitation of proxies. No proxy that withholds authority with respect to the election of directors to serve until the 2006 annual meeting will be voted in favor of any proposal to adjourn or postpone the annual meeting in order to solicit additional proxies that is submitted to the stockholders for a vote. We do not expect any matter other than approval of the election of directors to serve until the 2006 annual meeting will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

A stockholder may revoke his or her proxy or voting instruction at any time before it is voted by:

•	notifying in writing the Secretary of Paradyne Networks, Inc. at 8545 126th Avenue North, Largo, Florida 33773, if you are a stockholder of record;

•	notifying your brokerage firm or bank, if you hold your shares in an account at a brokerage firm or bank;

•	granting a subsequently dated proxy or voting instructions (by mail, through the Internet or by telephone); or

•	appearing in person and voting at the annual meeting if you are a holder of record.

Attendance at the annual meeting will not in and of itself constitute revocation of a proxy.

Voting Procedures

Because Delaware, the state in which we are incorporated, permits electronic submission of proxies through the Internet or by telephone, instead of submitting proxies by mail on the enclosed proxy card or voting instruction card, our stockholders will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Please note that there are separate arrangements for using the Internet or telephone depending on whether your shares are registered in our stock records in your name or in the name of the brokerage firm or bank. Stockholders should check their proxy card or the voting instruction card forwarded by their broker, bank or other holder of record to see which options are available.

The Internet and telephone procedures described below for submitting your proxy or voting instructions are designed to authenticate stockholders’ identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic submission, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

Our holders of record may submit their proxies:

•	through the Internet by visiting a website established for that purpose at http://www.eproxy.com/pdyn/ and following the instructions;

•	by telephone by calling the toll-free number 1-800-240-6326 in the United States or Canada on a touch-tone telephone and following the recorded instructions; or

•	by completing and mailing the enclosed proxy card.

Stockholders should confirm the website and toll-free number on their proxy card or voting instruction card and use that website or toll-free number if they are different from those listed above.

You can find the results of the voting on the proposals in our Quarterly Report on Form 10–Q for the quarter ending June 30, 2003, which we will file with the Securities and Exchange Commission in August 2003.

Cost of Proxy Solicitation

We are soliciting your proxy on behalf of the board of directors, and we will bear all of the related costs. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names. Our employees also may communicate with you to solicit your proxy, but we will not pay them any additional compensation for doing so.

STOCK OWNERSHIP

The following table sets forth information as of March 31, 2003 regarding the beneficial ownership of our voting stock by each person known by us to own more than 5% of any class of our voting securities, each director and nominee for director, each executive officer named in the table under the caption “Executive Compensation—Summary Compensation,” and all directors and executive officers as a group.

Pursuant to Securities and Exchange Commission rules, the number of shares of common stock beneficially owned by a specified person or group includes shares of our common stock subject to options that are presently exercisable or exercisable within 60 days after March 31, 2003. Such shares are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person or group.

The persons named in the table gave us the stock ownership information about themselves. Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

	Amount and Nature of Beneficial Ownership
	Total Common Stock Beneficially Owned	Percent of Class Owned
Five Percent Stockholders
Texas Pacific Group (1)	10,982,870	25.62%
301 Commerce Street Suite 3300 Fort Worth, Texas 76102
Nortel Networks Inc.	3,291,199	7.68
8200 Dixie Road Suite 100 Brampton, ON L6T 5, Canada

Executive Officers and Directors
Sean E. Belanger (2)	1,955,231	4.36
Patrick M. Murphy (3)	800,149	1.83
Michael Ward (4)	171,875	*
David Bonderman (5)	10,997,870	25.65
Thomas E. Epley (6)	692,598	1.62
Keith B. Geeslin (7)	1,627,733	3.80
William R. Stensrud (8)	363,935	*
All directors and executive officers as a group (7 persons) (9)	16,609,391	36.24

* Represents beneficial ownership of less than 1%.

(1)	Includes 9,541,209 shares held by TPG Partners, L.P., 943,680 shares held by TPG Parallel I, L.P., 165,336 shares held by Communication GenPar, Inc., 212,034 shares held by TPG Genpar, L.P., 35,726 shares held by FOF Partners, L.P. and 84,885 shares held by TPG Equity Partners, L.P. The foregoing entities are affiliated with Texas Pacific Group.

(2)	Includes 1,950,454 shares subject to options which are exercisable within 60 days of March 31, 2003.

(3)	Includes 787,851 shares subject to options which are exercisable within 60 days of March 31, 2003.

(4)	Includes 171,875 shares subject to options which are exercisable within 60 days of March 31, 2003.

(5)	Includes 15,000 shares subject to options under the 1999 Non-Employee Directors’ Stock Option Plan and 10,982,870 shares beneficially owned by Texas Pacific Group. See footnote (1) for a description of Texas Pacific Group’s beneficial ownership. Mr. Bonderman, through various investment partnerships and corporations, has a pecuniary interest in the shares held by Texas Pacific Group. However, Mr. Bonderman disclaims beneficial ownership of the shares beneficially owned by Texas Pacific Group, except to the extent of his pecuniary interest therein.

(6)	Includes 20,000 shares subject to options under the 1999 Non-Employee Directors’ Stock Option Plan, 524,925 shares held by the Thomas E. Epley Trust, 110,357 shares held by the Anderson Epley Family Trust, 11,158 shares held by the Epley Children’s Trust FBO Thomas E. Epley, Jr., 11,158 shares held by the Epley Children’s Trust FBO Jacqueline E. Epley and 15,000 held directly by Mr. Epley. Mr. Epley is the trustee of each of these trusts.

(7)	Includes 21,781 shares held by Mr. Geeslin individually, 10,000 shares subject to options under the 1999 Non-Employee Directors’ Stock Option Plan and 1,595,952 shares beneficially owned by The Sprout Group. The 1,595,952 shares beneficially owned by The Sprout Group include 65,936 shares held by DLJ Capital Corporation (on a proprietary basis), 52,288 shares held by DLJ Capital Corporation (for the benefit of an employee deferred compensation plan), 628,962 shares held by Sprout Capital VII, L.P., 514,193 shares held by Sprout Growth II, L.P., 7,306 shares held by Sprout CEO Fund, L.P., 261,459 shares held by DLJ First ESC, L.P., 63,738 shares held by Credit Suisse First Boston (USA), Inc. (f/k/a Donaldson, Lufkin & Jenrette Inc.), 1,417 shares held by DLJ Growth Associates II, Inc. and 653 shares held by DLJ Capital Associates VII, Inc. The foregoing entities are associated with The Sprout Group. Mr. Geeslin occupies various positions of control of the entities associated with The Sprout Group. As such, he may be deemed to have voting and dispositive power over the shares beneficially owned by entities associated with The Sprout Group. However, Mr. Geeslin disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8)	Includes 353,690 shares held by the Stensrud Family Trust, 245 shares held indirectly by Mr. Stensrud’s son and 10,000 shares subject to options under the 1999 Non-Employee Directors’ Stock Option Plan.

(9)	Includes 2,965,180 shares subject to options with are exercisable within 60 days of March 31, 2003.

PROPOSAL

ELECTION OF DIRECTORS

Nominees

Pursuant to our amended and restated certificate of incorporation, as amended, and bylaws the number of persons to serve on our board of directors is determined by resolution of our board of directors from time to time. The board is now comprised of five directors and is divided into three classes. The stockholders elect the directors in each class for a term of three years and until each of his successors is elected and qualified. The term of office of one class of directors expires each year at the annual meeting, and the stockholders elect a new class of directors each year at that time.

At the annual meeting, the term of the Class I directors, David Bonderman and Thomas E. Epley, will expire. The board of directors has nominated these individuals for re-election at the annual meeting. The nominees have consented to serve if elected. If re-elected, Messrs. Bonderman and Epley will serve a three-year term that will expire at the 2006 annual meeting. If either should be unavailable to serve for any reason, which is not anticipated, the board of directors may:

•	designate a substitute nominee, in which case the persons named as proxies will vote the shares represented by all valid proxies for the election of such substitute nominees;

•	allow the vacancy to remain open until a suitable candidate is located and nominated; or

•	adopt a resolution to decrease the authorized number of directors.

The board of directors unanimously recommends that you vote “FOR” the proposal to re-elect David Bonderman and Thomas E. Epley as Class I Directors for a three-year term expiring at the 2006 annual meeting of stockholders and until each of his successors has been duly elected and qualified.

Information Regarding Nominees and Continuing Directors

Listed below is the name of each of the board’s nominees for election as directors, his age as of March 31, 2003, his business experience and the year he first became a director. Also listed is similar information about each of the three incumbent directors whose terms will continue following the annual meeting.

Class I Directors Nominated to Serve Until the 2006 Annual Meeting

David Bonderman

David Bonderman, age 60, has served as a director of Paradyne since June 1999. Mr. Bonderman has been a managing partner of Texas Pacific Group, a limited partner in Communication Partners, LP, since its formation in 1992. Prior to forming Texas Pacific Group, Mr. Bonderman had served as the Chief Operating Officer of the Robert M. Bass Group, Inc. since 1983. He is a director of several public and privately held companies including Continental Airlines, Inc., ProQuest Company (formerly Bell & Howell, Inc.), Ducati Motor Holding, S.P.A., Costar Group, Inc., Denbury Resources, Inc., Oxford Health Plans, Inc., Agenesys, Inc., J. Crew Group, Inc., Ryanair Holdings, plc., Punch Group Ltd., Korea First Bank, Evolution Global Managing Partners, LDC, ON Semiconductor Corporation, Seagate Technology, Inc. and Magellan Health Services, Inc. Mr. Bonderman holds a B.A. degree from the University of Washington and a JD from Harvard Law School.

Thomas E. Epley

Thomas E. Epley, age 62, served as the Chairman of the board of directors from August 1996 until October 2002, and remains on the board of directors. He also served as President of Paradyne from August 1996 to December 1996 and Chief Executive Officer from August 1996 to May 1997. From August 1996 to April 1997, Mr. Epley was Chief Executive Officer and President of GlobeSpan, Inc. He served as a director of GlobeSpan from August 1996 to June 16, 2001 and was chairman of the board of directors of GlobeSpan from August 1996 to March 1999. In addition, Mr. Epley has served as a director and President and Chief Executive Officer of Paradyne Credit Corp. from August 1996 to June 1999. From 1993 to 1996, he was a director of Carlton Communications. From 1991 to 1996, he served as Chairman and Chief Executive Officer of Technicolor, a provider of services and products to the entertainment industry. He is also a limited partner in Communication Partners, L.P. Mr. Epley holds a BS degree in mechanical engineering from the University of Cincinnati and an MBA from the Kellogg School of Northwestern University.

Class II Directors to Serve Until the 2004 Annual Meeting

Sean E. Belanger

Sean E. Belanger, age 47, has served as Chairman of the Board since October 2002. He has served as Chief Executive Officer and President since December 2000, when he also became a director. From April 2000 to December 2000 he served as Paradyne’s President and Chief Operating Officer. From June 1997 to May 2000 he served as Senior Vice President of WorldWide Sales. From November 1996 to May 1997, he served as Vice President and General Manager of 3Com Corporation’s Network Service Provider division. From September 1992 to November 1996, he was Vice President of Sales for Primary Access Corporation. Mr. Belanger holds a B.S. in business management from Virginia Polytechnic Institute and State University.

Keith B. Geeslin

Keith B. Geeslin, age 49, has served as a director of Paradyne since June 1999. Mr. Geeslin is a general partner of The Sprout Group, a venture capital firm, where he has been employed since July 1984. In addition, he is a general or limited partner in a series of investment funds associated with The Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse First Boston (USA), Inc. The Sprout Group are direct and indirect equity owners in Communication Partners, L.P. Mr. Geeslin is also a director of Innoveda, Inc. and Synaptics and several privately held companies. Mr. Geeslin received a B.S. degree in electrical engineering from Stanford University, an M.A. degree in philosophy, politics and economics from Oxford University and a M.S. degree in engineering and economic systems from Stanford University.

Class III Director to Serve Until the 2005 Annual Meeting

William R. Stensrud

William R. Stensrud, age 52, has served as a director of Paradyne since June 1996. Mr. Stensrud has been a general partner at the venture capital investment firm of Enterprise Partners since January 1997. From February 1997 to June 1997, he served as President and Chief Executive Officer of Rhythms NetCommunications, Inc., a network service provider. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation which was acquired by 3Com Corporation, and where Mr. Stensrud remained as an executive at Primary Access Corporation through March 1996. Mr. Stensrud is a director of Juniper Networks, Inc. Mr. Stensrud holds a B.S. in electrical engineering and computer science from the Massachusetts Institute of Technology.

Meetings and Committees of the Board of Directors

The board of directors conducts its business through meetings of the full board and through its two standing committees of the board. These committees are the audit committee and the compensation committee. During 2002, the board of directors held four formal meetings, the audit committee held two formal meetings and the compensation committee did not hold any formal meetings but held several informal meetings to resolve key compensation issues. Each of the current directors attended at least 75% of all meetings of the full board of directors and of the committees on which he served during 2002, except for William R. Stensrud who attended less than 75% of the audit committee meetings during the period in which he so served.

The audit committee reviews with our independent accountants their audit plan, the scope and results of their audit engagement and the accompanying management letter, if any. Members also consult with the independent accountants and management with regard to our accounting methods and the adequacy of our internal accounting controls, and review the range of the independent accountants’ audit and nonaudit fees. The audit committee also reviews our quarterly and annual financial statements with management and the auditors prior to our filing them as part of our quarterly and annual reports to the Securities and Exchange Commission and discusses with the auditors the results of their quarterly reviews and annual audits.

The audit committee also discusses with and receives assurances from the auditors regarding their independence from the Company and management. In addition, each of the audit committee members is financially literate and has the financial management expertise required by the rules of The Nasdaq Stock Market, Inc. Further information regarding the duties of the audit committee is contained in the Audit Committee Charter.

The audit committee is comprised of Thomas E. Epley, Keith B. Geeslin and William R. Stensrud. Peter Van Camp resigned from the audit committee on March 28, 2002 when he resigned from the board of directors. Mr. Van Camp did not resign because of a disagreement with Paradyne’s operations, policies or practices. All audit committee members are “independent” as defined in the applicable listing standards of the NASD.

The compensation committee evaluates and approves the salaries and incentive compensation for our executives and makes recommendations regarding our Amended and Restated 1996 Equity Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 Non-Employee Directors’ Stock Option Plan, 2000 Broad-Based Stock Plan and Key Employee Stock Option Plan. Administration of these plans includes, among other things, determining which directors, officers and employees will receive awards under the plan, when the awards will be granted, the type of awards to be granted, the number of shares involved in each award, the time when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options. The compensation committee is comprised of Keith B. Geeslin and William R. Stensrud.

The board of directors as a whole functions as a nominating committee to select management’s nominees for election to the board. The board of directors will also consider nominees recommended by stockholders. For a description of requirements regarding stockholder nominations and other proposals, see “Stockholders’ Proposals For 2004 Annual Meeting.”

Director Compensation

Upon the commencement of their service as directors, we grant each of our non-employee directors an option to purchase 10,000 shares of common stock under our 1999 Non-Employee Directors Stock Option Plan. For each year they continue to serve and attend at least 75% of the regularly scheduled meetings of the board of directors and the committees of which they are a member during that year, we grant each director an additional option to purchase 5,000 shares of common stock. Options granted under the 1999 Non-Employee Director Stock Option Plan upon the commencement of service as a director may, at the discretion of the board of directors, be fully vested on the grant date or be vested as to 50% of the shares with the remaining 50% vesting on the first anniversary of the grant date. No option granted under the 1999 Non-Employee Director Stock Option Plan may have a term in excess of ten years from the date on which it was granted. The exercise price of options granted under the 1999 Non-Employee Director Stock Option Plan will equal the fair market value of the common stock on the date of grant.

As of March 31, 2003, 115,000 options to purchase common stock had been granted pursuant to the 1999 Non-Employee Director Stock Option Plan, of which options to acquire 55,000 shares were outstanding on such date.

Since July 15, 1999, our non-employee directors have received cash compensation of $1,500 for participation in each meeting of the board of directors and $750 for participation in committee meetings which are held on days other than those on which the board of directors meets. We incurred directors’ fees of $21,000 in 2002.

We do not compensate those directors who are also our employees for their service as directors.

Executive Officers

Our executive officers serve at the discretion of the board of directors and are comprised of the following officers, in addition to Sean E. Belanger, who is identified above:

Patrick M. Murphy, age 46, has served as Senior Vice President, Chief Financial Officer and Treasurer since August 1996 and Secretary since August 2000. He also has served as a director and Chief Executive Officer of Paradyne Credit Corp. since July 2001, and Vice President, Chief Financial Officer and Treasurer from August 1996 to July 2001. From August 1996 to July 1998 he served as Vice President, Treasurer and Chief Financial Officer of GlobeSpan, Inc. From January 1987 to August 1996, he served as Chief Financial Officer of Continental Broadcasting, Ltd., a television and radio broadcast company. Mr. Murphy holds a B.S./B.A. in finance from John Carroll University and is a certified public accountant.

Michael S. Ward, age 41, has served as Senior Vice President of Worldwide Sales and Service since January 17, 2002. From July 2000 to November 2001, Mr. Ward was President of Sales, North America for Corvis Corporation. From April 1995 to July 2000 Mr. Ward was a Sales Vice President at Ascend Communications (which was purchased by Lucent Technologies in July 1999) and Lucent Technologies. Mr. Ward holds a B.S. in electrical engineering from Virginia Tech and a M.S. in electrical management from the University of South Florida.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table summarizes the compensation paid or accrued by us in each of the fiscal years ended December 31, 2000, 2001 and 2002 with regard to Sean E. Belanger, our President and Chief Executive Officer, Patrick M. Murphy and Michael Ward, our executive officers as of December 31, 2002 whose annual compensation and bonus was $100,000 or more for 2002. In 2002, Paradyne only had three executive officers. We refer to these executives as the “named executive officers.” For further information, see “— Employment Agreements” below.

Summary Compensation Table

	Annual Compensation (1)				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
Sean E. Belanger Chairman of the Board, President, Chief Executive Officer; Director	2002 2001 2000	$280,052 301,473 219,402	(2) (2) (2)	$125,400 244,450 49,750	424,739 24,739 2,050,000	$5,724 3,397 3,091	(3) (3) (3)

Patrick M. Murphy Senior Vice President, Chief Financial Officer, Treasurer and Secretary	2002 2001 2000	191,510 206,280 225,663	(4) (4) (4)	58,520 174,360 23,333	168,333 16,926 740,000	536 281 211	(5) (5) (5)

Michael Ward Senior Vice President Sales and World Wide Service	2002	186,171		75,500	550,000	438	(6)

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all salaried employees of Paradyne and other perquisites and personal benefits received which do not exceed the lesser of $50,000 or 10% of any officer’s salary and bonus disclosed in this table.
(2)	Includes $0, $0 and $60,000 contributed to the Key Employee Stock Option Plan for the years 2002, 2001 and 2000, respectively.
(3)	Mr. Belanger received life insurance benefits and membership dues benefits during 2002, 2001 and 2000.

(4)	Includes $0, $0 and $29,999 contributed to the Key Employee Stock Option Plan for the years 2002, 2001 and 2000, respectively.
(5)	Mr. Murphy received life insurance benefits during 2002, 2001 and 2000.
(6)	Mr. Ward received life insurance benefit during 2002.

Employment Agreements

Under employment agreements with Messrs. Belanger and Murphy, dated as of December 8, 2000, Mr. Belanger serves as President and Chief Executive Officer, and Mr. Murphy serves as Senior Vice President, Chief Financial Officer, Treasurer and Secretary. Each of the agreements has a term of one year with automatic daily extensions. Under the agreement, each officer is entitled to an annual base salary (currently $330,000 in the case of Mr. Belanger and $225,810 in the case of Mr. Murphy) and an annual performance bonus opportunity (currently $150,000 in the case of Mr. Belanger and $70,000 in the case of Mr. Murphy). Under a broad-based salary reduction program, these annual salaries were reduced in 2002 to $278,954 in the case of Mr. Belanger and $190,502 in the case of Mr. Murphy. Pursuant to the employment agreements, each officer also is entitled to participate in all incentive, savings, retirement and welfare plans provided by Paradyne to its senior executive officers generally. Pursuant to the employment agreements, the executives are granted stock options to acquire shares of Paradyne common stock (1,200,000 shares in the case of Mr. Belanger and 430,000 shares in the case of Mr. Murphy) at an exercise price equal to the fair market value of the underlying shares on the date of grant. The options vest in equal monthly installments over a 36-month period, provided that, upon the earlier occurrence of a change in control, the options will vest immediately as to a portion of the shares (those that would have vested in the next 12 months with respect to Mr. Belanger, and one-half of the unvested options in the case of Mr. Murphy), and as to another portion of the shares if the officer’s employment is terminated under certain conditions within one year after the change in control (those that would have vested in the 24 months after the change in control with respect to Mr. Belanger, and the remainder of the unvested shares with respect to Mr. Murphy). In addition, pursuant to the employment agreement, all of the officer’s other options that were outstanding on December 8, 2000 were amended to provide that upon the officer’s termination of employment due to death, disability or retirement, or termination without cause or voluntary resignation for any reason, such options will remain exercisable for twelve months. We or the officer may terminate the agreement at any time for any reason. If we terminate the officer’s employment without cause or if he resigns for good reason, he will receive (i) a prorated target annual bonus for the year of termination, (ii) a severance payment equal to one year’s salary, and (iii) reimbursement for the cost of twelve months of continued health insurance coverage under COBRA. Each of the employment agreements provides for a limitation of severance and other benefits to the extent necessary to avoid the imposition of a golden parachute excise tax, but only if such limitation would result in a more favorable after-tax result for the officer. The employment agreements contain covenants against the disclosure of confidential information or the solicitation of Paradyne’s customers or employees for a period of six months after the officer’s termination of employment.

We entered into an employment agreement with Michael S. Ward on January 17, 2002. Under the agreement, Mr. Ward is entitled to an annual base salary in the amount of $200,000 and an annual commission target of $100,000 based on attainment of an annual quota. Mr. Ward will also be entitled to a quarterly bonus of $12,500 if he meets certain quarterly objectives. He is entitled to participate in all incentive, savings, retirement and welfare plans provided by Paradyne to its senior executive officers generally. Pursuant to his employment agreement, Mr. Ward was granted stock options to acquire 550,000 shares of Paradyne common stock, 400,000 shares of which were granted with a fair market value option price at the date of grant and the remaining 150,000 shares of which were granted at $1 per share. The options vest over a four year period with the first vesting of 25% of the total occurring one year from the date of grant. Thereafter, options vest on a quarterly basis. Upon the earlier occurrence of a change in control, however, the options will vest immediately as to a portion of the shares (those that would have vested in the next 12 months), and as to another portion of the shares if the officer’s employment is terminated under certain conditions within one year after the change in control (those that would have vested in the 24 months after the change in control). Any options exercisable upon the officer’s termination of employment due to death, disability or retirement, or termination without cause or voluntary resignation for any reason, will remain exercisable for 6 months. We or Mr. Ward may terminate the agreement at any time for any reason. If we terminate Mr. Ward’s employment without cause or if he resigns for good reason and within 90 days after the occurrence of the event giving rise to good reason he will receive (i) a severance payment equal to one year’s salary and (ii) reimbursement for the cost of twelve months of continued health insurance coverage under COBRA.

Option Grants

The following table provides information with regard to stock option grants to the named executive officers pursuant to the Amended and Restated 1996 Equity Incentive Plan, or the 1996 Plan, and the 2000 Broad-Based Plan, or the Broad-Based Plan, during 2002. With certain exceptions noted below, most options expire ten years from the date of grant and become exercisable at the rate of 25% on the first anniversary of the grant date and 6.25% every three months thereafter, for full vesting after four years.

Option Grants in the Last Fiscal Year

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise of Base Price ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
Sean E. Belanger	424,739	7.29%	$2.30	07/28/2012	$614,367	$1,556,927
Patrick M. Murphy	143,333	2.46%	2.30	07/28/2012	207,325	525,403
	25,000	0.43%	2.28	05/15/2012	35,847	90,843
Michael Ward	150,000	2.58%	1.00	1/16/2012	94,334	239,061
	400,000	6.87%	5.25	1/16/2012	1,320,679	3,346,859

(1)	Options to purchase a total of 5,823,695 shares of common stock were granted to employees in fiscal 2002 under our 1996 Plan and Broad-Based Plan.

Amounts reported in the last two columns represent hypothetical amounts that may be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. The numbers shown in these two columns are calculated based on Securities and Exchange Commission rules and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings depend on the timing of such exercises and the future performance of the common stock. We do not guarantee that the rates of appreciation assumed in these two columns can be achieved or that the amounts reflected will be received by the named executive officers. The two columns do not take into account any appreciation of the price of the common stock from the date of grant to the current date.

Option Exercises and Fiscal Year-End Option Values

The following table sets forth information regarding (1) the number of shares of common stock received upon exercise of options by the named executive officers during 2002, (2) the net value realized upon such exercise, (3) the number of unexercised options held at December 31, 2002 and (4) the aggregate dollar value of unexercised options held at December 31, 2002. The net value realized upon exercise is equal to the difference between the option exercise price and the fair market value of our common stock at the date of exercise or at fiscal year end. The closing sale price of our common stock on the Nasdaq National Market on December 31, 2002 was $1.28 per share.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002 (#)	Value of Unexercised In-The-Money Options at December 31, 2002 ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Sean E. Belanger	2,500	10,090	1,607,609/1,089,369	$— / —
Patrick M. Murphy	—	—	652,399/407,860	— / —
Michael Ward	—	—	0/550,000	— / 42,000

INDEPENDENT PUBLIC ACCOUNTANTS

The board of directors has appointed the firm of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP has served as our independent auditors since 1996.

Representatives of PricewaterhouseCoopers will be present at the annual meeting, where they will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Services and Fees of PricewaterhouseCoopers LLP During 2002

Audit Fees. PricewaterhouseCoopers LLP’s fees were $207,000 and it billed us $1,400 for expenses in connection with its audit of our annual financial statements for 2002 and its reviews of our quarterly financial statements included in our three Quarterly Reports on Form 10-Q that we filed with the Securities and Exchange Commission during 2002.

Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP billed us $0 in fees and $0 in expenses in connection with financial information systems design and implementation services in 2002.

All Other Fees. PricewaterhouseCoopers LLP billed us $79,675 in fees and $0 for expenses in connection with all other services that they rendered to us in 2002. A substantial portion of the fees for these services relates to services traditionally provided by auditors, including consulting regarding FASB and Securities and Exchange Commission pronouncements, other Securities and Exchange Commission related work and income tax services other than those directly related to the audit of the Company’s income tax accrual.

The audit committee has determined that the provision by PricewaterhouseCoopers LLP of non-audit services to us in 2002 is compatible with PricewaterhouseCoopers LLP’s maintaining its independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. The audit committee operates under a written charter adopted by the board of directors. This report reviews the actions taken by the audit committee with regard to the Company’s financial reporting process during 2002 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002.

The audit committee is comprised of Thomas E. Epley, Keith B. Geeslin and William R. Stensrud. Peter Van Camp served on the audit committee until March 28, 2002 when he resigned from the board of directors. All audit committee members are “independent” as defined in the applicable listing standards of the NASD. As further required by such rules, each of the committee members is financially literate and has financial management expertise.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The committee’s responsibility is to monitor and oversee these processes and to recommend annually to the board of directors the accountants to serve as the Company’s independent auditors for the coming year.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee’s charter. To carry out its responsibilities, the audit committee met two times during 2002.

In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for 2002, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee also reviewed with the Company’s independent auditors, PricewaterhouseCoopers LLP, their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the audit committee discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures required of PricewaterhouseCoopers LLP by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee also considered whether the provision of services during 2002 by PricewaterhouseCoopers LLP that were unrelated to their audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2002 is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Additionally, the audit committee discussed with the Company’s independent auditors the overall scope and plan for their audits. The audit committee met with the independent auditors, with and without any management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission.

Audit Committee:

Thomas E. Epley

Keith B. Geeslin

William R. Stensrud

April 16, 2003

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Introduction

The compensation committee is responsible for developing the Company’s executive compensation policies and advising the board of directors with respect to these policies. This report reviews the compensation committee’s policies generally with respect to the compensation of all executive officers as a group for 2002 and specifically reviews the compensation established for Michael Ward, who became Senior Vice President of Worldwide Sales and Services on January 17, 2002.

The members of the compensation committee are Keith B. Geeslin and William R. Stensrud. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries.

Compensation Policy for Executive Officers

The executive compensation program for 2002 was designed to attract and retain a highly qualified and motivated management team, reward individual performance and link the interests of the senior executives directly with those of the stockholders. The 2002 compensation program, like those in prior years, is comprised of base salary, annual bonuses and long-term incentive pay in the form of stock options. This program applies to all key management personnel, including the Chief Executive Officer. All of the executives also are eligible for other employee benefits, including life, health, disability and dental insurance and the Company’s retirement savings plan and employee stock purchase plan.

Base Salary. The compensation committee set the base salaries of top management for 2002 after reviewing salary levels for comparable executive positions in the telecommunications industry. The compensation committee set salaries at levels competitive with the base salaries of similarly situated executives at companies of similar size and revenue levels in the telecommunications industry.

Annual Bonuses. The compensation committee based annual cash bonuses for executive officers in 2002 on the Company’s financial performance targets. The compensation committee established the target bonus amounts after reviewing similar information presented in independent surveys. The compensation committee’s review ranged from broad-based overviews of the entire telecommunications industry to information regarding entities more similar to the Company in revenues. Based on such comparative information, the compensation committee used “median” as a guide for setting average and target bonus amounts for the Company’s top management positions. The compensation committee generally uses the achievement of equipment revenue and the attainment of earnings targets as its two principal performance measurements. Additionally, the compensation committee may use its discretion to adjust the annual bonus payment based on an executive satisfying key deliverables. During 2002, we continued our close monitoring of expenses and our tight management of cash usage. Bonuses for the 2002 fiscal year were paid out based on attainment of preset revenue and net income goals.

Stock Options. Stock options are granted periodically under the 1996 Plan to the executive officers. Generally, options granted to executive officers, as with all of the Company’s employees, have an exercise price equal to the fair market value of the underlying stock on the date of grant, expire ten years from the date of grant and become exercisable at the rate of 25% on the first anniversary of the grant date and 6.25% every three months thereafter, for full vesting after four years. Messrs. Belanger and Murphy received stock option grants in 2002 under the 1996 Plan that vest in equal monthly installments over thirty-six months beginning one month from the date of grant. During 2002, along with a grant of stock options at fair market value, Mr. Ward was also granted stock options under the 1996 Plan to acquire shares of Paradyne common stock at an exercise price of $1 per share. In granting options, the board reviews the amount of options granted to executives at other comparable companies in the telecommunications industry, the awards granted to other employees within the Company, the individual’s position at the Company, options granted to the individual in prior years and his role in helping the Company achieve its goals. For more information about the options granted and exercised by the Company’s named executive officers in 2002 and year-end stock option values, see “Executive Compensation – Option Grants” and “— Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values.”

Chief Executive Officer’s Compensation

Mr. Belanger became the Company’s Chief Executive Officer in December 2000. Mr. Belanger received a base salary of $278,954 in 2002. Based on the Company’s financial performance in 2002, Mr. Belanger earned an annual incentive bonus of $125,400. Due to salary reductions instituted by the Company in 2001, Mr. Belanger received this base salary and annual incentive bonus in 2002, despite the fact that his employment agreement with the Company provides for $330,000 in annual base salary and $150,000 in annual performance bonus opportunity. See “Employment Agreements” under “Executive Compensation.” Mr. Belanger received 424,739 stock option grants during 2002. Mr. Belanger’s total compensation for 2002 is provided in detail in the Summary Compensation Table under “Executive Compensation.”

Policy With Respect to Deductibility of Compensation Expense

Section 162(m) of the Internal Revenue Code limits the tax deduction that the Company may take with respect to the compensation of certain executive officers, unless the compensation is “performance based” as defined in the Code. The 1996 Plan is designed to comply with Section 162(m) of the Code so that the grant of options and other awards under the 1996 Plan, including those that are conditioned on performance goals, will be excluded from the calculation of annual compensation and will be fully deductible by the Company. No awards other than stock options have been granted to date under the 1996 Plan that are conditioned on performance goals. The Broad-Based Plan does not comply with Section 162(m) of the Code and, therefore, grants to executive officers under the Broad-Based Plan may not be fully deductible by the Company.

Conclusion

The executive compensation program is designed to closely link pay with performance and the creation of stockholder value. If the Company achieves average financial performance levels, its executives will be compensated at “median levels” for comparable companies. If the Company’s performance is exceptionally higher than the targeted levels, executive compensation will exceed such “median levels.” The compensation committee believes that the program has been and will continue to be successful in supporting the Company’s financial growth and other business objectives.

Compensation Committee:

Keith B. Geeslin

William R. Stensrud

April 16, 2003

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee consists of Keith B. Geeslin and William R. Stensrud. No interlocking relationships existed during 2002 nor presently exist between any member of the Company’s compensation committee and any member of the compensation committee of any other company.

CERTAIN TRANSACTIONS

In July 1996, Communication Partners, L.P., a limited partnership controlled by Texas Pacific Group, acquired our business as well as the businesses of Paradyne Credit Corp. and GlobeSpan, Inc. as part of a divestiture by Lucent Technologies Inc. As of May 1999, Communication Partners, L.P. owned approximately 97.1% of our outstanding common stock and approximately 83.2% of the outstanding capital stock of GlobeSpan. In May 1999, Communication Partners, L.P. distributed its Paradyne shares and its GlobeSpan shares to its general and limited partners. Communication Partners, L.P. continues to own 100% of the capital stock of Paradyne Credit Corp.

Mr. Murphy our Senior Vice President, Chief Financial Officer, Treasurer and Secretary is a director and the Chief Executive Officer of Paradyne Credit Corp.

Messrs. Epley and Stensrud, two of our directors, either directly or through various investment partnerships and corporations, are limited partners of Communication Partners, L.P. Mr. Bonderman is a managing partner in Texas Pacific Group, a limited partner in Communications Partners, L.P.

Transactions With Globespan, Inc.

Cross-License Agreement. As part of the divestiture by Lucent, we entered into a cross-license agreement with GlobeSpan. Under this agreement, each party granted to the other party a non-exclusive, non-transferable, irrevocable, world-wide, royalty-free license to the patents Lucent assigned to the granting party in the divestiture, for use in the other party’s products that existed as of the date of the divestiture, and subsequent modifications to those products. Each party also granted to the other party a non-exclusive, non-transferable, irrevocable, worldwide, royalty-free license to the granting party’s other technical information and intellectual property existing at the time of the divestiture. These licenses give us the right to make, have made, use, sell and import our products within the scope of the license grants as well as the tools used to develop, manufacture, test or repair such products. We were also given the right to convey to any of our customers the right to use and resell such products. Each party also granted to the other party a non-exclusive, non-transferable, irrevocable, world wide, royalty-free license to use particular listed trademarks. All of these licenses have an indefinite duration, subject to the expiration of patent and copyright terms.

Cooperative Development Agreement/Termination Agreement/Supply Agreement. Effective December 1998, GlobeSpan and we terminated a Cooperative Development Agreement pursuant to a termination agreement. In connection with the signing of the termination agreement, we entered into a four-year supply agreement with GlobeSpan which gives us preferential pricing in connection with the purchase of GlobeSpan products. Under the terms of this agreement, GlobeSpan is required to honor our orders for GlobeSpan products in quantities at least consistent with our past ordering practices and must afford us at least the same priority for its orders as GlobeSpan affords other similarly situated highly preferred customers. We were also granted immunity under GlobeSpan’s intellectual property rights for all our customers that purchase our products that incorporate GlobeSpan products. GlobeSpan has been selling products to us pursuant to these terms since July 1998. In 2002, we purchased from GlobeSpan a total of $2.0 million of products under the supply agreement.

Transactions With Paradyne Credit Corp.

As part of the divestiture by Lucent, we entered into an intercompany services agreement with Paradyne Credit Corp., our equipment leasing affiliate, under which we agreed to provide:

•	general management consulting and services administration, including rental contract servicing administration and remarketing services;

•	administrative services, including risk management, financial and cash management, tax management and accounting services;

•	human resources, staffing and legal services; and

•	operational services, including facilities management, office communications, telecommunication systems, systems management and other services.

In exchange for these services, Paradyne Credit Corp. pays us a monthly service fee equal to the sum of: (i) all direct costs incurred by us to provide services to Paradyne Credit Corp., (ii) all indirect costs incurred by us to provide services to Paradyne Credit Corp. and (iii) a 5% mark up on all charges. Paradyne Credit Corp. may terminate this agreement upon 60 days notice, and upon 180 days notice.

Additionally, we provided maintenance services to Paradyne Credit Corp. customers for their leased data communications equipment. Paradyne Credit Corp. pays us a monthly amount of $5,000 plus time and materials for providing these services.

For the year ended December 31, 2002 we charged Paradyne Credit Corp. approximately $361,000 for providing all of the above services.

Transactions with Nortel Networks Inc.

As a result of our March 5, 2002 acquisition of Elastic Networks, Nortel Networks Inc. became a greater than 5% owner of our common stock. Elastic Networks has a distribution agreement with Nortel that has continued after the acquisition. Under this distribution agreement, Elastic Networks supplies Nortel’s customers with access product. Although Elastic Networks paid an agency fee of 7.5% of sales to specified customers under the distribution agreement, this agency fee was terminated in connection with the acquisition. During 2002, Paradyne’s total business transactions with Nortel were less than $4,000.

Limitations On Directors’ and Executive Officers’ Liability and Indemnification

Our bylaws and certificate of incorporation provide for indemnification and limitation of liability of our directors and executive officers. In addition, we have entered into indemnification agreements with Messrs. Belanger, Bonderman, Epley, Geeslin, Andrew May (who resigned as a director on March 6, 2002), Murphy, Stensrud, and Van Camp (who resigned as a director on March 28, 2002). Under the agreements, we agreed to reimburse and indemnify each individual for civil or criminal proceedings or governmental investigations relating to his actions as a director or officer, except if such conduct was committed in bad faith or was a breach of his duty of loyalty to us.

On December 7, 2000, in connection with the class action lawsuits described under “Item 3: Legal Proceedings” of our Form 10-K, we agreed, consistent with our bylaws, certificate of incorporation and the above-mentioned indemnity agreements, to reimburse Messrs. Epley, May and Murphy, each of whom is a defendant in the lawsuits, for the costs associated with defending themselves against these claims. As of March 31, 2003, we have not made any payments to Messrs. Epley, May and Murphy.

Other Director Or Five Percent Stockholder Relationships

As of March 31, 2003, Texas Pacific Group beneficially owns 25.62% of our common stock and also beneficially owns convertible preferred stock representing ownership of 18% of Zhone Technologies, Inc., a company with whom we have a distribution agreement. This convertible preferred stock is convertible to common stock on a one-to-one exchange ratio at the earlier of an election to convert by the Texas Pacific Group or upon an initial public offering of Zhone. Pursuant to this distribution agreement, we purchase Zhone’s IMACS system and have exclusive rights to distribute it under our private label as the Acculink Access Controller. For the year ended December 31, 2002, we made total payments to Zhone for purchases of IMACS of approximately $5.2 million.

Promissory Notes From Officers and Director

In 1999, three of our then executive officers (Sean Belanger, Patrick Murphy and Andrew May) issued to us promissory notes in connection with the purchase of shares of our common stock. The full recourse notes accrued interest at rates ranging from 4.72% to 5.15%. The principal balance of the notes and accrued interest was payable at the earlier of termination of employment or five years from the date of the note. The notes were secured by the shares of common stock acquired with the note, which shares were held in escrow by us. The shares purchased vest either on a quarterly basis or 25% vest on the first anniversary of the note with the remainder vesting in equal quarterly installments thereafter. All unvested shares purchased with the notes were subject to repurchase by us if these executive officers terminated their employment prior to becoming fully vested in the shares. In July 2001, Mr. May paid to us the outstanding balance of $99,000 and in February 2002, Messrs. Belanger and Murphy paid to us the outstanding balances of $199,800, $74,925 and $37,485 (two separate notes from Mr. Murphy), respectively, plus accrued interest. Therefore, all promissory notes with our executive officers and directors and the associated interest have been paid off as of March 31, 2003.

STOCK PERFORMANCE GRAPH

The following stock performance graph and accompanying table compare the stockholders’ cumulative return on the common stock from July 16, 1999 to December 31, 2002 with the cumulative total return of the S&P 500 Index (U.S.) and the Nasdaq Telecom Index over the same period. The comparative data assumes that $100.00 was invested on the date of our initial public offering, July 16, 1999, in the common stock and in each of the indices referred to above and that any dividends were reinvested. The stock price performance shown in the table set forth below is not necessarily indicative of future stock price performance.

	July 1999	1999	2000	2001	2002
PARADYNE NETWORKS, INC.	$100.00	$160.29	$10.66	$22.94	$7.53
S&P 500 INDEX	$100.00	$107.71	$97.90	$86.27	$67.20
NASDAQ TELECOM INDEX	$100.00	$136.44	$62.30	$31.84	$14.69

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, we believe that during 2002 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that one report required by Section 16(a) covering an aggregate of five transactions was filed late by Mr. Epley. Mr. Epley did timely report these transactions in his year-end report on Form 5.

STOCKHOLDERS’ PROPOSALS FOR 2004 ANNUAL MEETING

Under Securities and Exchange Commission rules, proposals of stockholders that are intended to be presented by such stockholders at our 2004 annual meeting and that stockholders desire to have included in our proxy statement and form of proxy for the 2004 annual meeting must be submitted to us in writing no later than December 17, 2004, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy materials.

If a stockholder wishes to present a proposal at our 2004 annual meeting, and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must deliver written notice of the proposal to Paradyne not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that our 2004 annual meeting is held on schedule, we must receive this notice no earlier than January 19, 2004 and no later than February 18, 2004. If a stockholder gives notice of a proposal after this deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting. The requirements for submitting such proposals are set forth in our bylaws.

All director nominations and other proposals of stockholders with regard to the 2004 annual meeting should be submitted by certified mail, return receipt requested, to Paradyne Networks, Inc., 8545 126th Avenue North, Largo, Florida 33773, Attention: Patrick M. Murphy, Senior Vice President, Chief Financial Officer, Treasurer and Secretary.

By order of the board of directors,

/s/ PATRICK M. MURPHY

Patrick M. Murphy
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

Largo, Florida

April 16, 2003

PARADYNE NETWORKS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Monday, May 19, 2003

10:00 A.M.

8545 126TH AVENUE NORTH

Largo, Florida

PARADYNE NETWORKS, INC. c/o Shareowner Servicessm P.O. Box 64873 St. Paul, MN 55164	proxy

REVOCABLE PROXY

COMMON STOCK

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS. IF YOU CHOOSE TO SUBMIT YOUR PROXY VOTING INSTRUCTIONS VIA THE INTERNET OR BY TOUCH-TONE TELEPHONE, THEN DO NOT RETURN THIS PROXY CARD.

The undersigned stockholder of Paradyne Networks, Inc., a Delaware corporation (“Paradyne”), hereby acknowledges receipt of the Notice of 2003 Annual Meeting of Stockholders and the related proxy statement and hereby appoints Sean E. Belanger and Patrick M. Murphy, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Paradyne common stock which the undersigned held of record on March 28, 2003, at the 2003 Annual Meeting of Stockholders to be held on May 19, 2003 at 10:00 a.m. local time, at 8545 126th Avenue North, Largo, Florida 33773, and at any adjournments or postponements thereof.

See reverse for voting instructions.

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•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Paradyne Networks, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL.

1.	Election of Class I directors for a three-year term expiring at the 2006 annual meeting of stockholders and until their successors have been duly elected and qualified.	01 02	David Bonderman Thomas E. Epley	☐	Vote FOR the nominees (except as marked)	☐	Vote WITHHELD from the nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box	☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name appears on this proxy card. When shares are held jointly, both must sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee, guardian or similar capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Where applicable, indicate your official position or representative capacity.